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                                                     EXHIBIT 16.1







                                 July 12, 1994





Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

      RE:   First Commonwealth Financial Corporation

Dear Sirs:

We have read Item 4 (a) of First Commonwealth Financial
Corporation's Form 8-K dated July 12, 1994 concerning a change in certifying accountants and agree with the statements made by the registrant in connection therewith.

                                           Sincerely,


                                       /S/JARRETT.STOKES & CO.
                                           Jarrett*Stokes & Co.